UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 29, 2016

American Realty Capital Global Trust II, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-55624	35-2506937
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue, 14th Floor New York, New York 10022
(Address, including zip code, of Principal Executive Offices) Registrant’s telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

As disclosed in the Form 8-K filed on October 27, 2015, on October 21, 2015, American Realty Capital Global Trust II, Inc. (the “Company”), through a wholly-owned subsidiary of its operating partnership, acquired from a third party landlord the freehold interest in an office building located in Reading, United Kingdom (the “Property”). The Property is leased on a triple-net basis to Amec Foster Wheeler Energy Limited (the “Lessee”) pursuant to a lease guaranteed by Foster Wheeler LLC (the “Guarantor”). The Lessee and Guarantor are subsidiaries of Amec Foster Wheeler plc.

This Form 8-K provides the condensed financial statements of the Lessee, prepared in accordance with United Kingdom Generally Accepted Accounting Principles, as of and for the years ended December 31, 2014 and December 31, 2013 (collectively, the “Lessee Condensed Financial Statements”). The Lessee Condensed Financial Statements have been filed with the Companies House in the United Kingdom and have not been independently verified by the Company. The Company has no reason to believe that such information is inaccurate in any material respect.

The Lessee Condensed Financial Statements are filed as Exhibit 99.1 to this Form 8-K and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
99.1	Amec Foster Wheeler Energy Limited Condensed Financial Statements

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL GLOBAL TRUST II, INC.

Date: July 29, 2016	By:	/s/ Scott J. Bowman
Scott J. Bowman Chief Executive Officer and President